SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 28, 2001
(To Prospectus dated January 10, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2001-7
                                     Issuer


                                ---------------



         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated March 28, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 10, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $966,591.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002


--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 348 Mortgage Loans having an aggregate Stated Principal Balance of approximately $130,040,619.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                    As of
                                                              September 1, 2002
Total Number of Mortgage Loans..............................         348
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days.........................................        2.59%
         60-90 days.........................................        0.57%
         91 days or more (excluding pending foreclosures)...        0.86%
                                                                    -----
         Total Delinquencies................................        4.02%
                                                                    =====
Foreclosures Pending........................................        0.58%
                                                                    -----
Total Delinquencies and foreclosures pending................        4.60%
                                                                    =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                  At             At
                                                     At February 28(29),                      December 31,    June 30,
                                         ---------------------------------------------------  ------------  ------------
                                                1998         1999         2000         2001         2001          2002
                                         ------------ ------------ ------------  ------------ ------------  ------------
Delinquent Mortgage Loans and
   Pending Foreclosures at Period End
     30-59 days........................         1.08%        1.03%        1.36%         1.61%        1.89%         1.85%
     60-89 days........................         0.16         0.18         0.22          0.28         0.39          0.40
     90 days or more (excluding
        pending foreclosures)..........         0.16         0.12         0.16          0.14         0.23          0.28
                                         ------------ ------------ ------------  ------------ ------------  ------------
         Total of delinquencies                 1.40%        1.32%        1.75%         2.03%        2.51%         2.53%
                                         ============ ============ ============  ============ ============  ============
Foreclosures pending...................         0.17%        0.14%        0.16%         0.27%        0.31%         0.28%
                                         ============ ============ ============  ============ ============  ============
Total delinquencies and foreclosures
     pending...........................         1.57%        1.46%        1.91%         2.30%        2.82%         2.81%
                                         ============ ============ ============  ============ ============  ============

Net Gains/(Losses) on liquidated
    loans(1)...........................  $(2,662,000) $(2,882,524) $(3,076,240)  $(2,988,604) $(5,677,141)  $(3,054,092)
Percentage of Net Gains/(Losses) on
    liquidated loans(1)(2).............       (0.024)%     (0.018)%     (0.017)%      (0.014)%     (0.022)%      (0.010)%
Percentage of Net Gains/(Losses) on
    liquidated loans (based on average
    outstanding principal balance)(1)..       (0.027)%     (0.021)%     (0.017)%      (0.015)%     (0.023)%      (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $966,591, evidencing a beneficial ownership interest of approximately 0.74% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $120,848,442 and evidenced in the aggregate a beneficial ownership interest of approximately 92.93% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $9,192,176, and evidenced in the aggregate a beneficial ownership interest of approximately 7.07% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as
Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $966,591 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                               Percentage of the Prepayment Assumption
                         ---------------------------------------------------
     Class                0%        100%        275%        400%        500%
     -----               ----       ----        ----        ----        ----
     Class PO..........  0.8%       1.5%        3.1%        4.4%        5.6%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                       Percentage of the Prepayment Assumption
                                     -------------------------------------------
          Distribution Date           0%      100%      275%      400%      500%
          -----------------          ---      ----      ----      ----      ----
Initial Percent ..................   100      100       100       100        100
October 30, 2002                      77       77        76        76        76
October 25, 2003                      76       72        65        60        56
October 25, 2004                      75       67        54        45        39
October 25, 2005                      74       62        44        34        27
October 25, 2006                      73       57        36        25        18
October 25, 2007                      71       53        30        19        13
October 25, 2008                      70       49        24        14         9
October 25, 2009                      69       45        20        10         6
October 25, 2010                      67       41        16        8          4
October 25, 2011                      65       38        13        6          3
October 25, 2012                      64       35        11        4          2
October 25, 2013                      62       32        9         3          1
October 25, 2014                      60       29        7         2          1
October 25, 2015                      58       26        6         2          1
October 25, 2016                      56       24        5         1          0
October 25, 2017                      53       21        4         1          0
October 25, 2018                      51       19        3         1          0
October 25, 2019                      48       17        2         0          0
October 25, 2020                      45       15        2         0          0
October 25, 2021                      42       13        1         0          0
October 25, 2022                      39       11        1         0          0
October 25, 2023                      35       10        1         0          0
October 25, 2024                      31        8        1         0          0
October 25, 2025                      27        7        0         0          0
October 25, 2026                      23        5        0         0          0
October 25, 2027                      18        4        0         0          0
October 25, 2028                      13        3        0         0          0
October 25, 2029                      8         1        0         0          0
October 25, 2030                      2         0        0         0          0
October 25, 2031                      0         0        0         0          0
Weighted Average Life (years)** .. 18.34     10.44     5.17      3.63      2.89

---------------
 * Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,170,462 and $100,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

     o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-7

                Current Mortgage Rates of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------
            Current              Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
       Mortgage Rate (%)               Loans                Outstanding ($)                    (%)
---------------------------------------------------------------------------------------------------------------
             6.625                         2                       707,495.95                  0.54
             6.750                         5                     1,700,985.54                  1.31
             6.875                         8                     3,686,006.14                  2.83
             7.000                        26                    10,470,921.02                  8.05
             7.125                        24                     8,910,687.98                  6.85
             7.250                        36                    14,127,674.57                 10.86
             7.255                         1                       356,667.36                  0.27
             7.375                        50                    19,500,036.89                 15.00
             7.380                         1                       303,860.40                  0.23
             7.500                        58                    21,831,420.22                 16.79
             7.505                         1                       324,362.00                  0.25
             7.625                        42                    15,634,892.36                 12.02
             7.725                         1                       291,056.37                  0.22
             7.735                         1                       328,783.49                  0.25
             7.750                        22                     7,960,263.30                  6.12
             7.850                         1                       295,097.58                  0.23
             7.875                        32                    11,082,199.36                  8.52
             8.000                        10                     4,116,472.15                  3.17
             8.110                         1                       352,410.50                  0.27
             8.125                         4                     2,061,363.46                  1.59
             8.250                         2                       564,519.50                  0.43
             8.360                         1                       350,597.69                  0.27
             8.375                         4                       984,464.52                  0.76
             8.500                         3                     1,152,081.98                  0.89
             8.625                         1                       333,910.65                  0.26
             8.750                         1                       266,875.32                  0.21
             8.875                         4                       674,937.50                  0.52
             9.125                         1                       363,378.63                  0.28
             9.250                         2                       442,620.03                  0.34
             9.500                         1                       266,533.90                  0.20
            10.125                         1                       303,799.21                  0.23
            10.625                         1                       294,243.58                  0.23
---------------------------------------------------------------------------------------------------------------
Total                                    348                   130,040,619.15                100.00
===============================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.509% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.508% per annum.

                  Current Mortgage Loan Principal Balances (1)

---------------------------------------------------------------------------------------------------------------
          Current Mortgage            Number of Mortgage  Aggregate Principal Balance    Percent of Mortgage
          Loan Balance ($)                  Loans               Outstanding ($)               Pool (%)
---------------------------------------------------------------------------------------------------------------
      0.01 to 50,0000.00                           1                     24,137.37             0.02
 50,000.01 to 100,000.00                           4                    322,174.81             0.25
100,000.01 to 150,000.00                           7                    859,110.37             0.66
150,000.01 to 200,000.00                           6                  1,037,499.92             0.80
200,000.01 to 250,000.00                          19                  4,153,942.46             3.19
250,000.01 to 300,000.00                          52                 14,844,068.60            11.41
300,000.01 to 350,000.00                          94                 30,448,990.03            23.41
350,000.01 to 400,000.00                          71                 26,408,370.06            20.31
400,000.01 to 450,000.00                          23                  9,750,214.27             7.50
450,000.01 to 500,000.00                          21                 10,120,301.85             7.78
500,000.01 to 550,000.00                          12                  6,323,305.56             4.86
550,000.01 to 600,000.00                          16                  9,240,029.61             7.11
600,000.01 to 650,000.00                          10                  6,386,359.82             4.91
650,000.01 to 700,000.00                           4                  2,652,045.40             2.04
700,000.01 to 750,000.00                           2                  1,479,796.11             1.14
750,000.01 to 1,000,000.00                         5                  4,905,041.65             3.77
1,000,000.01 to 1,500,000.00                       1                  1,085,231.26             0.83
---------------------------------------------------------------------------------------------------------------
Total                                            348                130,040,619.15           100.00
===============================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $373,680.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

---------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value               Number of Mortgage  Aggregate Principal Balance    Percent of Mortgage
       Ratios (%)                           Loans               Outstanding ($)               Pool (%)
---------------------------------------------------------------------------------------------------------------
50.00 or Less                                   20                   8,265,203.36              6.36
50.01 to 55.00                                   5                   2,248,335.44              1.73
55.01 to 60.00                                   8                   3,778,369.61              2.91
60.01 to 65.00                                  17                   7,288,252.31              5.60
65.01 to 70.00                                  36                  16,475,619.06             12.67
70.01 to 75.00                                  53                  22,119,179.06             17.01
75.01 to 80.00                                 157                  53,942,142.70             41.48
80.01 to 85.00                                   9                   2,884,547.15              2.22
85.01 to 90.00                                  29                   9,029,540.42              6.94
90.01 to 95.00                                  12                   3,755,006.06              2.89
95.01 to 100.00                                  2                     254,423.98              0.20
---------------------------------------------------------------------------------------------------------------
Total                                          348                 130,040,619.15            100.00
===============================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.15%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

---------------------------------------------------------------------------------------------------------------
     State Distribution of       Number of Mortgage   Aggregate Principal Balance    Percent of Mortgage Pool
     Mortgaged Properties              Loans                Outstanding ($)                    (%)
---------------------------------------------------------------------------------------------------------------
California                                 160                  60,916,710.53                 46.84
Colorado                                    24                   8,208,510.27                  6.31
Florida                                     11                   4,215,233.74                  3.24
Georgia                                      8                   2,772,216.77                  2.13
Nevada                                       8                   3,388,475.65                  2.61
New Jersey                                  11                   5,243,803.65                  4.03
New York                                     7                   2,836,553.17                  2.18
North Carolina                              10                   3,466,702.29                  2.67
Texas                                       15                   5,268,360.62                  4.05
Utah                                         7                   2,839,457.61                  2.18
Washington                                  19                   7,126,112.31                  5.48
Other (less than 2%)                        68                  23,758,482.54                 18.27
---------------------------------------------------------------------------------------------------------------
Total                                      348                 130,040,619.15                100.00
===============================================================================================================

(1) "Other" includes 28 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.82% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                  Documentation Programs for the Mortgage Loans

---------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
        Type of Program                 Loans                Outstanding ($)                   (%)
---------------------------------------------------------------------------------------------------------------
Full                                       138                   53,881,571.93                41.43
Alternative                                114                   42,647,990.27                32.80
Reduced                                     77                   28,914,047.35                22.23
Streamlined                                 18                    4,269,648.41                 3.28
No Income/No Asset                           1                      327,361.19                 0.25
---------------------------------------------------------------------------------------------------------------
Total                                      348                  130,040,619.15               100.00
===============================================================================================================

                          Types of Mortgaged Properties

---------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
         Property Type                  Loans                Outstanding ($)                   (%)
---------------------------------------------------------------------------------------------------------------
Single Family Residence                   236                    90,448,460.61                69.55
Planned Unit Development                   95                    33,577,341.83                25.82
Low-rise Condominium                       12                     4,138,828.88                 3.18
2-4 Family Residence                        3                     1,216,920.31                 0.94
High-rise Condominium                       2                       659,067.52                 0.51
---------------------------------------------------------------------------------------------------------------
Total                                     348                   130,040,619.15               100.00
===============================================================================================================

                         Purposes of the Mortgage Loans

---------------------------------------------------------------------------------------------------------------
                                  Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
          Loan Purpose                  Loans                Outstanding ($)                   (%)
---------------------------------------------------------------------------------------------------------------
Purchase                                  181                    65,889,185.92                50.67
Refinance (rate/term)                      91                    33,763,995.07                25.96
Refinance (cash-out)                       76                    30,387,438.16                23.37
---------------------------------------------------------------------------------------------------------------
Total                                     348                   130,040,619.15               100.00
===============================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------
                                 Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
        Occupancy Type                 Loans                Outstanding ($)                    (%)
---------------------------------------------------------------------------------------------------------------
Owner Occupied                             336                   125,589,850.05               96.58
Secondary Residence                          9                     3,534,754.23                2.72
Investment                                   3                       916,014.87                0.70
---------------------------------------------------------------------------------------------------------------
Total                                      348                   130,040,619.15              100.00
===============================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

---------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity     Number of Mortgage   Aggregate Principal Balance   Percent of Mortgage Pool
           (months)                    Loans                Outstanding ($)                    (%)
---------------------------------------------------------------------------------------------------------------
             205                             1                       294,243.58                0.23
             208                             1                       303,799.21                0.23
             224                             1                       348,635.75                0.27
             236                             1                       231,712.44                0.18
             237                             4                       774,112.93                0.60
             305                             6                     1,861,573.54                1.43
             340                             2                       546,849.52                0.42
             341                             1                       211,797.00                0.16
             342                             4                     2,493,694.54                1.92
             343                            99                    36,889,026.47               28.37
             344                           228                    86,085,174.17               66.20
---------------------------------------------------------------------------------------------------------------
Total                                      348                   130,040,619.15              100.00
===============================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 341 months.

                                    EXHIBIT 2

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W                                   Distribution Date: 9/25/02
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

                 Certificateholder Monthly Distribution Summary


                                                               Certificate                                      Pass
                                         Class                     Rate              Beginning                 Through
Class                   Cusip         Description                  Type               Balance                  Rate (%)
-----------------------------------------------------------------------------------------------------------------------
A1                    12669BR38          Senior                  Fix-30/360         43,342,330.51              7.000000
A2                    12669BR46          Senior                  Fix-30/360         10,645,000.00              7.000000
A3                    12669BR53          Senior                  Fix-30/360         30,798,720.37              7.000000
A4                    12669BR61          Senior                  Fix-30/360          4,000,000.00              7.000000
A5                    12669BR79          Senior                  Fix-30/360          4,474,000.00              7.000000
A6                    12669BR87          Senior                  Fix-30/360          2,000,000.00              7.000000
A7                    12669BR95          Senior                  Fix-30/360         11,938,000.00              7.000000
A8                    12669BS29          Senior                  Fix-30/360         25,000,000.00              7.000000
PO                    12669BS37         Strip PO                 Fix-30/360          1,006,784.57              0.000000
AR                    12669BS45          Senior                  Fix-30/360                    --              7.000000
M                     12669BS52          Senior                  Fix-30/360          3,085,024.77              7.000000
B1                    12669BS60          Senior                  Fix-30/360          2,468,019.82              7.000000
B2                    12669BS78          Senior                  Fix-30/360          1,480,811.89              7.000000
B3                    12669BS86          Senior                  Fix-30/360            740,405.95              7.000000
B4                    12669BS94          Senior                  Fix-30/360            617,004.95              7.000000
B5                    12669BT28          Senior                  Fix-30/360            808,812.56              7.000000
-----------------------------------------------------------------------------------------------------------------------
Totals                                                                             142,404,915.39
=======================================================================================================================


                                                                                  Current
                    Principal               Interest              Total           Realized            Ending       Cumulative
Class              Distribution           Distribution         Distribution         Losses           Balance    Realized Losses
-------------------------------------------------------------------------------------------------------------------------------
A1                 8,234,668.28            252,830.26          8,487,498.54            --         35,107,662.23              --
A2                           --             62,095.83             62,095.83            --         10,645,000.00              --
A3                 4,081,531.23            179,659.20          4,261,190.44            --         26,717,189.14              --
A4                           --             23,333.33             23,333.33            --          4,000,000.00              --
A5                           --             26,098.33             26,098.33            --          4,474,000.00              --
A6                           --             11,666.67             11,666.67            --          2,000,000.00              --
A7                           --             69,638.33             69,638.33            --         11,938,000.00              --
A8                           --            145,833.33            145,833.33            --         25,000,000.00              --
PO                    40,193.10                    --             40,193.10            --            966,591.46              --
AR                           --                    --                    --            --                    --              --
M                      2,650.18             17,995.98             20,646.16            --          3,082,374.59              --
B1                     2,120.15             14,396.78             16,516.93            --          2,465,899.67              --
B2                     1,272.09              8,638.07              9,910.16            --          1,479,539.80              --
B3                       636.04              4,319.03              4,955.08            --            739,769.90              --
B4                       530.04              3,599.20              4,129.23            --            616,474.92              --
B5                       694.81              4,718.07              5,412.88            --            808,117.75       55,208.56
-------------------------------------------------------------------------------------------------------------------------------
Totals            12,364,295.92            824,822.41         13,189,118.34            --        130,040,619.46       55,208.56
===============================================================================================================================


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W                                   Distribution Date: 9/25/02
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

                         Principal Distribution Detail

                                         Original             Beginning            Scheduled
                                       Certificate           Certificate           Principal                 Accretion
Class                 Cusip              Balance               Balance            Distribution               Principal
---------------------------------------------------------------------------------------------------------------------
A1                  12669BR38        115,000,000.00         43,342,330.51          8,234,668.28                    --
A2                  12669BR46         10,645,000.00         10,645,000.00                    --                    --
A3                  12669BR53         66,316,000.00         30,798,720.37          4,081,531.23                    --
A4                  12669BR61          4,000,000.00          4,000,000.00                    --                    --
A5                  12669BR79          4,474,000.00          4,474,000.00                    --                    --
A6                  12669BR87          2,000,000.00          2,000,000.00                    --                    --
A7                  12669BR95         11,938,000.00         11,938,000.00                    --                    --
A8                  12669BS29         25,000,000.00         25,000,000.00                    --                    --
PO                  12669BS37          1,251,730.00          1,006,784.57             40,193.10                    --
AR                  12669BS45                100.00                    --                    --                    --
M                   12669BS52          3,125,000.00          3,085,024.77              2,650.18                    --
B1                  12669BS60          2,500,000.00          2,468,019.82              2,120.15                    --
B2                  12669BS78          1,500,000.00          1,480,811.89              1,272.09                    --
B3                  12669BS86            750,000.00            740,405.95                636.04                    --
B4                  12669BS94            625,000.00            617,004.95                530.04                    --
B5                  12669BT28            875,170.00            808,812.56                694.81                    --
---------------------------------------------------------------------------------------------------------------------
Totals                               250,000,000.00        142,404,915.39         12,364,295.92                    --
=====================================================================================================================

                  Unscheduled             Net                     Current            Ending                Ending
                  Principal             Principal                 Realized        Certificate            Certificate
Class             Adjustments          Distribution                Losses            Balance               Factor
---------------------------------------------------------------------------------------------------------------------
A1                         --          8,234,668.28                    --         35,107,662.23         0.30528401938
A2                         --                    --                    --         10,645,000.00         1.00000000000
A3                         --          4,081,531.23                    --         26,717,189.14         0.40287696990
A4                         --                    --                    --          4,000,000.00         1.00000000000
A5                         --                    --                    --          4,474,000.00         1.00000000000
A6                         --                    --                    --          2,000,000.00         1.00000000000
A7                         --                    --                    --         11,938,000.00         1.00000000000
A8                         --                    --                    --         25,000,000.00         1.00000000000
PO                         --             40,193.10                    --            966,591.46         0.77220443862
AR                         --                    --                    --                    --         0.00000000000
M                          --              2,650.18                    --          3,082,374.59         0.98635986772
B1                         --              2,120.15                    --          2,465,899.67         0.98635986772
B2                         --              1,272.09                    --          1,479,539.80         0.98635986653
B3                         --                636.04                    --            739,769.90         0.98635987299
B4                         --                530.04                    --            616,474.92         0.98635986772
B5                         --                694.81                    --            808,117.75         0.92338374749
---------------------------------------------------------------------------------------------------------------------
Totals                     --         12,364,295.92                    --        130,040,619.46
=====================================================================================================================

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W                                   Distribution Date: 9/25/02
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

                          Interest Distribution Detail

                 Beginning                Pass              Accrued               Cumulative                               Total
                Certificate             Through             Optimal                 Unpaid              Deferred         Interest
Class            Balance                Rate (%)            Interest               Interest             Interest           Due
-----------------------------------------------------------------------------------------------------------------------------------
A1            43,342,330.51             7.000000           252,830.26                  --                   --           252,830.26
A2            10,645,000.00             7.000000            62,095.83                  --                   --            62,095.83
A3            30,798,720.37             7.000000           179,659.20                  --                   --           179,659.20
A4             4,000,000.00             7.000000            23,333.33                  --                   --            23,333.33
A5             4,474,000.00             7.000000            26,098.33                  --                   --            26,098.33
A6             2,000,000.00             7.000000            11,666.67                  --                   --            11,666.67
A7            11,938,000.00             7.000000            69,638.33                  --                   --            69,638.33
A8            25,000,000.00             7.000000           145,833.33                  --                   --           145,833.33
PO             1,006,784.57             0.000000                   --                  --                   --                   --
AR                       --             7.000000                   --                  --                   --                   --
M              3,085,024.77             7.000000            17,995.98                  --                   --            17,995.98
B1             2,468,019.82             7.000000            14,396.78                  --                   --            14,396.78
B2             1,480,811.89             7.000000             8,638.07                  --                   --             8,638.07
B3               740,405.95             7.000000             4,319.03                  --                   --             4,319.03
B4               617,004.95             7.000000             3,599.20                  --                   --             3,599.20
B5               808,812.56             7.000000             4,718.07                  --                   --             4,718.07
-----------------------------------------------------------------------------------------------------------------------------------
Totals       142,404,915.39                                824,822.41                  --                   --           824,822.41
===================================================================================================================================

                                      Unscheduled
            Net Prepayment              Interest           Interest
Class        Int Shortfall             Adjustment            Paid
--------------------------------------------------------------------
A1                      --                   --           252,830.26
A2                      --                   --            62,095.83
A3                      --                   --           179,659.20
A4                      --                   --            23,333.33
A5                      --                   --            26,098.33
A6                      --                   --            11,666.67
A7                      --                   --            69,638.33
A8                      --                   --           145,833.33
PO                      --                   --                   --
AR                      --                   --                   --
M                       --                   --            17,995.98
B1                      --                   --            14,396.78
B2                      --                   --             8,638.07
B3                      --                   --             4,319.03
B4                      --                   --             3,599.20
B5                      --                   --             4,718.07
--------------------------------------------------------------------
Totals                  --                   --           824,822.41
====================================================================

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W                                   Distribution Date: 9/25/02
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

                          Current Payment Information
                               Factors per $1,000

                             Original       Beginning Cert.                                         Ending Cert.             Pass
                           Certificate         Notional           Principal        Interest           Notional             Through
Class         Cusip         Balance             Balance         Distribution      Distribution        Balance              Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
A1          12669BR38    115,000,000.00      376.889830488      71.605811105       2.198524011      305.284019383          7.000000
A2          12669BR46     10,645,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
A3          12669BR53     66,316,000.00      464.423674063      61.546704158       2.709138099      402.876969905          7.000000
A4          12669BR61      4,000,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
A5          12669BR79      4,474,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
A6          12669BR87      2,000,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
A7          12669BR95     11,938,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
A8          12669BS29     25,000,000.00    1,000.000000000       0.000000000       5.833333333    1,000.000000000          7.000000
PO          12669BS37      1,251,730.00      804.314482277      32.110043657       0.000000000      772.204438619          0.000000
AR          12669BS45            100.00        0.000000000       0.000000000       0.000000000        0.000000000          7.000000
M           12669BS52      3,125,000.00      987.207926268       0.848058550       5.758712903      986.359867718          7.000000
B1          12669BS60      2,500,000.00      987.207926268       0.848058550       5.758712903      986.359867718          7.000000
B2          12669BS78      1,500,000.00      987.207925082       0.848058549       5.758712896      986.359866533          7.000000
B3          12669BS86        750,000.00      987.207931542       0.848058555       5.758712934      986.359872987          7.000000
B4          12669BS94        625,000.00      987.207926268       0.848058550       5.758712903      986.359867718          7.000000
B5          12669BT28        875,170.00      924.177660042       0.793912554       5.391036350      923.383747488          7.000000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                   250,000,000.00      569.619661560      49.457183680       3.299289640      520.162477840
===================================================================================================================================

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

Pool Level Data
Distribution Date                                                                                                            9/25/02
Cut-off Date                                                                                                                  3/1/01
Determination Date                                                                                                            9/1/02
Accrual Period 30/360                    Begin                                                                                8/1/02
                                           End                                                                                9/1/02
Number of Days in 30/360 Accrual Period                                                                                           30

------------------------------------------------------------------------------------------------------------------------------------
                                                         Collateral Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                              --

Beginning Aggregate Pool Stated Principal Balance                                                                     142,404,915.08
Ending Aggregate Pool Stated Principal Balance                                                                        130,040,619.15

Beginning Aggregate Certificate Stated Principal Balance                                                              142,404,915.38
Ending Aggregate Certificate Stated Principal Balance                                                                 130,040,619.46

Beginning Aggregate Loan Count                                                                                                   384
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   36
Ending Aggregate Loan Count                                                                                                      348

Beginning Weighted Average Loan Rate (WAC)                                                                                 7.526634%
Ending Weighted Average Loan Rate (WAC)                                                                                    7.520380%

Beginning Net Weighted Average Loan Rate                                                                                   7.253747%
Ending Net Weighted Average Loan Rate                                                                                      7.247571%

Weighted Average Maturity (WAM) (Months)                                                                                         343

Servicer Advances                                                                                                          38,013.05

Aggregate Pool Prepayment                                                                                              12,241,830.36
Pool Prepayment Rate                                                                                                     66.0271 CPR

------------------------------------------------------------------------------------------------------------------------------------
                                                       Certificate Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                     93.4934925340%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 6.5065074660%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7

Certificate Account

Beginning Balance                                                                                                                 --

Deposit
Payments of Interest and Principal                                                                                     13,247,815.29
Liquidation Proceeds                                                                                                              --
All Other Proceeds                                                                                                                --
Other Amounts                                                                                                                     --
                                                                                                                --------------------
Total Deposits                                                                                                         13,247,815.29

Withdrawals
Reimbursement of Servicer Advances                                                                                                --
Payment of Master Servicer Fees                                                                                            21,643.69
Payment of Sub Servicer Fees                                                                                                1,648.05
Payment of Other Fees                                                                                                      37,053.25
Payment of Insurance Premium(s)                                                                                                   --
Payment of Personal Mortgage Insurance                                                                                            --
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  --
Payment of Principal and Interest                                                                                      13,189,118.35
                                                                                                              ----------------------
Total Withdrawals                                                                                                      13,249,463.34

Ending Balance                                                                                                             35,405.20

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                   8,024.00
Compensation for Gross PPIS from Servicing Fees                                                                             8,024.00
Other Gross PPIS Compensation                                                                                                     --
                                                                                                              ----------------------
Total Net PPIS (Non-Supported PPIS)                                                                                               --

Master Servicing Fees Paid                                                                                                 21,643.69
Sub Servicing Fees Paid                                                                                                     1,648.05
Insurance Premium(s) Paid                                                                                                         --
Personal Mortgage Insurance Fees Paid                                                                                             --
Other Fees Paid                                                                                                            37,053.25
                                                                                                              ----------------------
Total Fees                                                                                                                 60,344.99

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7


------------------------------------------------------------------------------------------------------------------------------------
                                                        Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                     30-59 Days         60-89 Days           90+ Days             Totals
-----------                                                ---------------    ---------------    ---------------    ---------------
Scheduled Principal Balance                                   2,956,102.63         439,969.37         868,233.95       4,264,305.95
Percentage of Total Pool Balance                                 2.273215%          0.338332%          0.667664%          3.279211%
Number of Loans                                                          9                  2                  3                 14
Percentage of Total Loans                                        2.586207%          0.574713%          0.862069%          4.022989%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              956,211.45
Percentage of Total Pool Balance                                                                                          0.735318%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.574713%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                     55,208.56

------------------------------------------------------------------------------------------------------------------------------------
                                     Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                            Original               Current
----------                                                                                  ------------------    ------------------
Bankruptcy Loss                                                                                     100,000.00            100,000.00
Bankruptcy Percentage                                                                                0.040009%             0.076899%
Credit/Fraud Loss                                                                                 2,500,000.00                    --
Credit/Fraud Loss Percentage                                                                         1.000222%             0.000000%


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2001-7



Protection                                                                                            Original               Current
----------                                                                                  ------------------    ------------------
Special Hazard Loss                                                                               2,758,412.00          2,170,462.52
Special Hazard Loss Percentage                                                                       1.103610%             1.669065%


Credit Support                                                                                        Original               Current
--------------                                                                              ------------------    ------------------
Class A                                                                                         250,000,000.00        130,040,619.46
Class A Percentage                                                                                 100.000000%           100.000000%